Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (hereinafter “Agreement”) is entered into this 6th day of April, 2012 between Sequenom, Inc. (hereinafter “BUYER”), a Delaware corporation having a principal place of business at 3595 John Hopkins Court, San Diego, California 92121, and Helicos Biosciences Corporation (hereinafter “SELLER”), a Delaware corporation having a principal place of business at One Kendall Square, Suite B2002, Cambridge, Massachusetts 02139.  BUYER and SELLER are hereinafter jointly referred to as the “PARTIES” and individually referred to as a “PARTY.”

WHEREAS, SELLER owns United States Patent Application Serial Nos. 12/709,057 and 12/727,824 and certain proprietary materials related thereto;

WHEREAS, BUYER wishes to acquire, by purchase and assignment, all right, title, and interest in and to the assets; and

WHEREAS, SELLER has engaged with several bidders to sell these assets and has agreed to sell these assets to BUYER for the purchase price set forth below, which the PARTIES acknowledge and agree is a fair price for the assets.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the PARTIES hereby agree as follows:

ARTICLE 1.  DEFINITIONS

As used above and throughout this Agreement, the definitions of the following terms shall have the meanings set forth below:

1.1           Allocation Schedule — shall have the meaning provided in Section 2.5.

1.2           Ancillary Agreements — means: The Bill of Sale and IP Assignment Agreement.

1.3           Closing — means:  The closing of the sale of the Purchased Assets to BUYER.

1.4           Closing Date—means: The date upon which Closing occurs.

1.5           IP—means: United States Patent Application Serial Nos. 12/709,057 and 12/727,824, and any provisional applications and applications for certificates of invention related thereto, any patents issuing from any such patent applications (including certificates of invention), all patents and patent applications based on, corresponding to, or claiming the priority date(s) of any of the foregoing (including foreign counterparts), any reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continuations-in-part, requests for continued examination, or divisions of or to any of such patent applications, term extensions and supplementary protection certificates related to any such patent applications.

1.6           Law — means: Any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any governmental authority.

1.7           Liability — means: Any debt, liability, commitment and obligation of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by United States generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto.

1.8           Lien — means: Any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, license, option, right of first refusal, voting trust, voting agreement, transfer restriction, call, claim or right of any third party.

1.9           Purchase Price — shall have the meaning provided in Section 2.4.

1.10         Purchased Assets—means: (i) the IP; (ii) all rights of SELLER under each agreement executed by any employee, officer, or consultant of SELLER regarding confidentiality of the IP and proprietary information relating specifically to the IP and/or assignment or other transfer of rights in the IP; (iii) all claims (including claims for past infringement or misappropriation) and causes of action of SELLER against any person or entity (regardless of whether or not such claims and causes of action have been asserted by SELLER) with respect the IP; and (iv) all books, records, files and data of SELLER relating to the IP.

1.11         Taxes — means: All taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, unclaimed property and escheat obligations, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee’s income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any governmental authority, and such term shall include any interest, penalties, assessments, deficiencies or additions to tax attributable thereto.

1.12         Tax Return — means: Any report, return or other information required to be supplied to a governmental authority in connection with any Taxes.

ARTICLE 2.  ASSET PURCHASE AND ASSIGNMENT

2.1           On the terms and subject to the conditions set forth in this Agreement, at the Closing, SELLER shall sell, convey, transfer, assign and deliver to BUYER, and BUYER shall purchase from SELLER, free and clear of all Liens, all of the right, title and interest of SELLER in and to all of the Purchased Assets. BUYER is not purchasing any assets of SELLER other than the Purchased Assets.

2.2           To the extent delivery of all books, records or other materials constituting Purchased Assets is not completed at Closing, SELLER will use reasonable efforts to deliver such material as soon as possible after Closing.

2.3           BUYER shall not assume or otherwise be liable in respect of any Liability of SELLER.

2.4           Subject to the terms and conditions of this Agreement, on the Closing Date, in consideration for the sale, assignment, transfer, conveyance and delivery to BUYER of the Purchased Assets and executed Ancillary Agreements, BUYER shall pay to SELLER (or its designee) on the Closing Date one million three hundred thousand U.S. dollars ($1,300,000 (USD)) (the “Purchase Price”).  The Purchase Price shall be paid by delivery of an amount of cash payable by wire transfer of immediately available funds on the Closing Date to the account specified by SELLER.

2.5           The Purchase Price shall be allocated among the Purchased Assets in a manner reasonably determined by BUYER and delivered to SELLER (the “Allocation Schedule”), provided that the Allocation Schedule complies with the Internal Revenue Code of 1986 and other applicable law. Each of SELLER and BUYER shall (i) timely file all forms (including IRS Form 8594) and Tax Returns required to be filed in connection with the Allocation Schedule, (ii) be bound by such allocation for purposes of determining Taxes, (iii) prepare and file its Tax Returns on a basis consistent with such allocation and (iv) take no position inconsistent with such allocation on any applicable Tax Return.  Each of BUYER, on the one hand, and SELLER, on the other hand, will provide the other with copies of IRS Form 8594 and any required exhibits thereto, consistent with the Allocation Schedule.  In the event that the allocation set forth on the Allocation Schedule is disputed by any Tax authority, the PARTY receiving notice of such dispute shall promptly notify the other PARTY hereto concerning the existence of, material developments regarding, and resolution of such dispute.

ARTICLE 3.  BUYER’S REPRESENTATIONS AND WARRANTIES

BUYER hereby represents and warrants to SELLER that the statements contained in this Article 3 are true, correct and complete as of the Closing Date.

3.1           BUYER hereby represents and warrants to SELLER that (a) the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of BUYER, and no other proceedings on the part of BUYER are necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby; (b) this Agreement and the Ancillary Agreements have been duly and validly executed and delivered by BUYER and constitute the legal, valid, and binding agreements of BUYER, enforceable against BUYER in accordance with their terms; and (c) BUYER is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware.

3.2           BUYER hereby represents and warrants to SELLER that, upon BUYER’s belief, the Purchase Price represents fair value for the Purchased Assets.

3.3           Except for the representations and warranties provided in this Article 3, or otherwise expressly provided in this Agreement or the Ancillary Agreements, BUYER makes no representations and warranties of any kind or any nature, whether expressed or implied.

ARTICLE 4.  SELLER’S REPRESENTATIONS AND WARRANTIES

SELLER hereby represents and warrants to BUYER that the statements contained in this Article 4 are true, correct and complete as of the Closing Date.  Except as set forth in the Disclosure Schedule delivered by SELLER on the Closing Date:

4.1           SELLER hereby represents and warrants to BUYER that (a) the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of SELLER, and no other proceedings on the part of SELLER are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby; (b) this Agreement and the Ancillary Agreements have been duly and validly executed and delivered by SELLER and constitute the legal, valid, and binding agreements of SELLER, enforceable against SELLER in accordance with their terms; and (c) SELLER is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware.

4.2           No consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, or cooperation from, any governmental authority or any other person or entity not a party to this Agreement is necessary in connection with the execution, delivery and performance by SELLER of this Agreement and the Ancillary Agreements or the consummation by SELLER of the transactions contemplated hereby or thereby.

4.3           The execution, delivery and performance by SELLER of this Agreement and the Ancillary Agreements and the consummation by SELLER of the transactions contemplated hereby and thereby do not and will not (i) violate any Law applicable to SELLER; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, or result in the creation of any Lien upon any of the Purchased Assets under, any contract to which SELLER is a party or by which any of the Purchased Assets are bound; or (iii) violate or conflict with any provision of any of the articles of incorporation, bylaws or similar organizational instruments of SELLER or any shareholder agreement.

4.4           SELLER has good and valid record and marketable title to, is the lawful owner of, the Purchased Assets, free and clear of any Lien.  SELLER has the full right to sell, convey, transfer, assign and deliver the Purchased Assets to BUYER, and, at and as of the Closing, SELLER will convey the Purchased Assets to BUYER by deeds, bills of sale, and instruments of assignment and transfer, as applicable, effective to vest in BUYER, and BUYER shall have, good and valid record and marketable title to all of the Purchased Assets, free and clear of all Liens.

4.5           All of the IP is owned by SELLER free and clear of all Liens, and the IP is not subject to any license, royalty or other agreement. SELLER has not granted any license nor is it obligated to pay or receive any royalty in respect of any IP.  None of the IP has been or is the subject of any pending or, to SELLER’s knowledge, threatened litigation or claim of infringement or misappropriation or any reissue, re-examination or opposition proceeding.  Each current and former employee, independent contractor and consultant of SELLER is a party to a written agreement with SELLER that has accorded SELLER full, effective, exclusive and original ownership of the IP arising or relating to their respective work, services and/or relationship with or for SELLER.  Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements nor the consummation of any of the transactions under this Agreement will, with or without notice or the lapse of time, result in or give any other party the right or option to cause or declare a loss of, or Lien on, any IP, or the release, disclosure or delivery of any IP by or to any escrow agent or other party.

4.6           The SELLER is not a party to or bound by any agreement entered into in any administrative, judicial or arbitration proceeding with any third party or governmental or other authority with respect to the Purchased Assets.

4.7           SELLER hereby represents and warrants to BUYER that, upon SELLER’s belief, the Purchase Price represents fair value for the Purchased Assets.

4.8           SELLER hereby represents and warrants to BUYER that (a) SELLER has adequate financial resources to cover its debts and liabilities except as disclosed in its recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012, and (b) the transactions contemplated by this Agreement and the Ancillary Agreements will not render SELLER insolvent.

4.9           Except for the representations and warranties provided in this Article 4, or otherwise expressly provided in this Agreement or the Ancillary Agreements, SELLER makes no representations and warranties of any kind or any nature, whether expressed or implied.

ARTICLE 5.  COVENANTS

5.1           BUYER and SELLER hereby agree to waive the compliance by either PARTY with the so called “bulk sales” provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where Purchased Assets may be located, and any other “bulk transfer” laws of any jurisdiction that may be applicable to the transactions contemplated by this Agreement.

5.2           Following the Closing, SELLER shall, and shall cause its representatives, advisors, consultants and affiliates to, keep confidential and not, directly or indirectly, divulge to any person or entity or use for their own benefit, any confidential information included in the Purchased Assets, except for disclosures requested or required by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process, and then only in accordance with the procedure hereinafter described, or otherwise required by Law.  In the event that SELLER or any of its representatives, advisors, consultants or affiliates is requested or required by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any such confidential information, such party shall notify BUYER of the request or requirement so that BUYER may seek an appropriate protective order or waive compliance with the provisions of this Section 5.2.

ARTICLE 6.  NON-EXCLUSIVE LICENSE

6.1           SELLER hereby grants and BUYER accepts a perpetual, irrevocable, royalty-free, fully paid, non-exclusive, fully transferable (with a right to sublicense), worldwide license to the IP to practice the IP for any purpose.

6.2           All rights and licenses granted under this Article 6 by SELLER are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The PARTIES agree that BUYER, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.  The PARTIES further agree that, in the event of the commencement of a bankruptcy proceeding by or against SELLER under the U.S. Bankruptcy Code, BUYER will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to BUYER (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of SELLER upon written request therefor by BUYER.

ARTICLE 7.  DELIVERIES AT CLOSING

7.1           At the Closing, SELLER shall duly execute and deliver to BUYER each of the following Ancillary Agreements: (i) Bill of Sale and (ii) IP Assignment Agreement.

7.2           At the Closing, SELLER shall duly execute, as applicable, and deliver to BUYER an affidavit from SELLER stating, under penalty of perjury, SELLER’s U.S. taxpayer identification number and that SELLER is not a “foreign person” as defined in Section 1445 of the Code.

7.3           At the Closing, BUYER shall pay the Purchase Price and deliver to SELLER such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE 8.  MISCELLANEOUS PROVISIONS

8.1           This Agreement shall bind and inure to the benefit of the successors and assigns, if any, of the PARTIES hereto.

8.2           No failure on the part of any PARTY to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any PARTY in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No PARTY shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such PARTY; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.3           This Agreement and the Ancillary Agreements contain the entire agreement between the PARTIES.  Any other representations or modifications concerning this Agreement shall have no force or effect, except by subsequent modification in writing signed by the PARTIES.

8.4           This Agreement, and all matters connected with the performance thereof, shall be construed in accordance with the laws of the State of California.  The PARTIES do not intend to violate any public policy, statute, or common law; if any sentence, paragraph, clause, or combination of same is in violation of any law, the PARTIES intend that such sentence, paragraph, clause, or combination of the same shall be inoperative and the remainder of this Agreement shall remain binding upon the PARTIES.  It is the intention of the PARTIES to make this Agreement binding only to the extent that it may be lawfully done under existing laws.

8.5           If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

8.6           This Agreement does not create an agency or partnership relationship between the PARTIES, and in no event shall either PARTY, or any of its employees, agents, servants, or contractors be deemed agents or employees of the other PARTY.  Neither PARTY has any authority to bind or obligate or incur any liability on behalf of the other, and no such authority shall be implied.

8.7           Neither PARTY shall be held liable or responsible to the other PARTY nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected PARTY, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances or acts, omissions, or delays in acting by any governmental authority.

8.8           Each PARTY shall be solely responsible for payment of all legal fees and other expenses incurred on behalf of such PARTY in connection with this Agreement and the transactions contemplated herein.

8.9           The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available under Law, in equity or otherwise.

8.10         Any notice or other communication required or permitted to be delivered to any PARTY under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such PARTY below (or to such other address or facsimile telephone number as such PARTY shall have specified in a written notice given to the other parties hereto):

If to BUYER, addressed as follows:

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121

Attention: Chief Executive Officer

Telephone:  (858) 202-9000

Facsimile:  (858) 202-9001

With a copy to:

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121

Attention: General Counsel

Telephone:  (858) 202-9000

Facsimile:  (858) 202-9001

If to SELLER, addressed as follows:

Helicos Biosciences Corporation

One Kendall Square, Suite B2002

Cambridge, Massachusetts 02139

Attention:  Ivan Trifunovich – CEO and Jeff Moore – CFO

Telephone:  (617) 784-1800

Facsimile:  (617) 264-1700

With a copy to:

Casimir Jones, S.C.

2275 Deming Way

Suite 310

Middleton, WI 53562

Attention: David Casimir

Phone: (608) 662-1277

Fax: (608) 662-1276

8.11         This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.12         Except as required by Law, no PARTY shall make any announcement, press release or other public statement relating in any manner to this Agreement, the terms hereof or the relationship of the PARTIES hereto without first obtaining the written consent of the other PARTY to the statements to be made. Such consent shall not be unreasonably withheld or delayed.  The PARTIES acknowledge and agree that each PARTY may make all public disclosures relating to the transactions contemplated by this Agreement and the Ancillary Agreements required under the applicable Laws of the Securities and Exchange Commission without the other PARTY’s consent, and that, once made, such PARTY may continue to make public disclosures containing the same or similar information.

8.13         Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement or the transaction contemplated hereby.

IN WITNESS WHEREOF, the PARTIES have affixed their signatures as of the date given below.

BUYER:

Sequenom, Inc.

By:

Name:

Title:

Date:

SELLER:
Helicos Biosciences Corporation

By:

Name:

Title:

Date: